Exhibit 2












                        AGREEMENT AND PLAN OF MERGER

                                by and among

                    NATIONAL MEDICAL ENTERPRISES, INC.,

                            AMH ACQUISITION CO.

                                    and

                      AMERICAN MEDICAL HOLDINGS, INC.


                        Dated as of October 10, 1994

               AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 10, 1994,

by and among National Medical Enterprises, Inc., a Nevada corporation

("Parent"), AMH Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and American Medical Holdings,

Inc., a Delaware corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent and Sub and the

Company have approved the merger upon the terms and subject to the conditions set forth herein (the "Merger").

         WHEREAS, in conjunction with the execution and delivery of this Agreement and as an inducement to Parent's and Sub's willingness to enter into this Agreement, certain holders of shares of the

Company's common stock, par value $.01 per share (the "Common Stock"),

have agreed to and will enter into Stockholder Voting and Profit

Sharing Agreements with Parent, in the form attached hereto as Exhibit

A (the "Stockholder Voting and Profit Sharing Agreements").

           NOW, THEREFORE, in consideration of the foregoing and the

respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:



                             ARTICLE I

                            THE MERGER

           Section 1.1  The Merger.  Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation")

and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger.  The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the

State of Delaware (the "DGCL").

           Section 1.2  Effective Time of the Merger.  The Merger

shall become effective when a properly executed Certificate of Merger meeting the requirements of Section 251 of the DGCL is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties hereto shall have designated in such filing as the

Effective Time of the Merger (the "Effective Time"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.9 hereof.



                            ARTICLE II

                     THE SURVIVING CORPORATION

           Section 2.1  Certificate of Incorporation.  The Certificate

of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Sub in effect immediately prior to the Effective

Time.

           Section 2.2  By-Laws.  The By-Laws of Sub as in effect

immediately prior to the Effective Time shall be the By-Laws of the

Surviving Corporation.

           Section 2.3  Directors and Officers of Surviving

Corporation.

           (a)  The directors of Sub immediately prior to the

Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

           (b)  The officers of the Company immediately prior to the

Effective Time shall be the officers of the Surviving Corporation at the Effective Time and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.



                            ARTICLE III

                       CONVERSION OF SHARES

           Section 3.1  Merger Consideration.  At the Effective Time,

by virtue of the Merger and without any action on the part of the holder thereof:

           (a)  Each share of Common Stock (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than

Dissenting Shares (as hereinafter defined) and Shares held in the treasury of the Company or owned by Parent or any subsidiary of the

Company or the Parent) shall be converted into the right to receive (i)

0.42 of a share of Common Stock, par value $.075 per share ("Parent

Shares"), of Parent (holders of which shall thereafter be entitled to issuance of Parent's Series A Junior Participating

Preferred Stock issuable in connection with Parent's Preferred Stock

Purchase Rights (as hereinafter defined) in the circumstances specified in Parent's Certificate of Designation relating thereto), subject to the right of holders of Shares pursuant to Section 6.2(c) to elect,

under certain circumstances, to receive cash in lieu of such fraction of a Parent Share as set forth in such Section 6.2(c); and (ii) $19.00 in cash or, if the Closing shall not have been consummated on or before

March 31, 1995, $19.25 in cash, all of which shall be payable upon the surrender of the certificate(s) formerly representing such Shares (the

Parent Shares (or cash in lieu thereof as aforesaid) and cash so deliverable being herein referred to collectively as the "Merger

Consideration").  As of the Effective Time, all such Shares  shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto,

except to receive the Merger Consideration, without interest.

           (b)  At the Effective Time, all options (individually, a

"Company Option" or collectively, the "Company Options") then outstanding under the Company's Nonqualified Employee Stock Option Plan and the Company's Nonqualified Performance Stock Option Plan for Key

Employees, each as amended (collectively, the "Company Stock Option

Plans"), shall, by virtue of the Merger and without any further action on the part of the Company or any holder of such Company Options,

unless otherwise agreed to in writing by the holder of a Company Option, be cancelled in consideration for payment by the Surviving Corporation to holders of Company Options of cash in an amount equal to (i)(A) the sum of (x) the cash component of the

Merger Consideration, plus (y) 0.42 times the Average Price (as hereinafter defined) of a Parent Share, multiplied by (B) the Shares subject to Company Options, less (ii) the exercise price of such

Company Options.

           (c)  Each Share issued and held in the treasury of the

Company or owned by any subsidiary of the Company and each Share held by Parent or any subsidiary of Parent immediately prior to the

Effective Time shall be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

           (d)  Each share of common stock, par value $.01 per share,

of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become a fully paid and non-assessable share of Common Stock of the Surviving Corporation.

           Section 3.2  Exchange of Certificates Representing Shares.

(a)  As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article

III, (i)(x) certificates representing the number of Parent Shares issuable as part of the Merger Consideration (subject to the election contained in Section 6.2(c)) and (y) cash in an amount equal to the aggregate cash component of the Merger Consideration, in each case to be paid in respect of all

Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of shares to be cancelled pursuant to Section 3.1(c)), and (ii) cash to be paid in lieu of the issuance of fractional shares as provided in Section 3.4 hereof

(such cash and certificates for Parent Shares, if any, together with dividends or distributions with respect thereto being hereinafter referred to collectively as the "Exchange Fund").

           (b)  Promptly after the Effective Time, Parent shall

cause the Exchange Agent to mail (or deliver at its principal office)

to each holder of record of a certificate or certificates representing

Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for

Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares.

Upon surrender of a certificate for Shares for cancellation to the

Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash to be paid as part of the Merger

Consideration.  In the event of any transfer of ownership of Shares which has not been registered in the transfer records of the Company,

certificates representing the proper number of Parent Shares, if any,

together with a check in an amount equal to the cash component of the

Exchange Fund, will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent,

accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

           Section 3.3  Dividends.  No dividends or other

distributions with respect to securities of Parent constituting part of the Merger Consideration shall be paid to the holder of any

unsurrendered certificates representing Shares until such certificates are surrendered as provided in Section 3.1.  Upon such surrender, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after the

Effective Time, shall be paid, without interest, to the person in whose name the certificates representing the securities of Parent into which such Shares were converted are registered or as otherwise directed by that person.  In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest on any such dividends or distributions.

           Section 3.4  No Fractional Securities.  No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split or other change in the capital structure of the Company shall relate to any fractional interest, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.  In lieu of any such fractional interest, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average closing sale price of Parent Shares on the New York Stock Exchange over the ten (10) consecutive trading days immediately preceding the Closing Date, as such closing sale price shall be reported in The Wall Street Journal or, if not available, such other authoritative publication as may be reasonably selected by Parent

(such average over such period being the "Average Price").

           Section 3.5  Closing of Company Transfer Books.  At the

Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made.  If, after the

Effective Time, certificates representing Shares are presented to the

Surviving Corporation, they shall be cancelled and exchanged for the

Merger Consideration.

           Section 3.6  Unclaimed Amounts.  Any portion of the

Exchange Fund which is attributable to Dissenting Shares or which remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered by the Exchange Agent to the Parent.  Any former stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to the Parent for payment of the Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions in respect of

Parent Shares deliverable as part of the Merger Consideration as determined pursuant to this Agreement, in all cases without any interest thereon.  None of Parent, the Surviving Corporation, the

Exchange Agent or any other person will be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           Section 3.7  Lost Certificates.  In the event any

certificate evidencing Shares shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that would be made against the Company or Parent with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the portion of the

Exchange Fund deliverable in respect thereof pursuant to this

Agreement.

           Section 3.8  Dissenting Shares.  Notwithstanding anything

in this Agreement to the contrary, any issued and outstanding Shares held by a stockholder (a "Dissenting Stockholder") who objects to the

Merger and complies with all the provisions of the DGCL concerning the right of holders of Shares to dissent from the Merger and require appraisal of the Shares ("Dissenting Shares") shall not be converted as described in Section 3.1 but shall become the right to receive such consideration as may be determined to be due to such Dissenting

Stockholder pursuant to the DGCL.  If, after the Effective Time, such

Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, or if the Parent otherwise consents thereto, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest.  The Company shall give Parent (a) prompt notice of any demands for appraisal of

Shares received by the Company and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands.  The Company shall not, without the prior written consent of

Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

           Section 3.9  Closing.  The closing of the transactions

contemplated by this Agreement (the "Closing") shall take place at the offices of Neal, Gerber & Eisenberg, 2 North LaSalle Street, Chicago,

Illinois, at 10:00 a.m., local time, on the later of (a) twenty (20) business days after the mailing of the Information

Statement/Prospectus (as defined in Section 7.3 hereof), (b) the third business day following notice from Parent to the Company that it has obtained the proceeds from the financing necessary to provide for consummation of the Merger (except that the foregoing shall not prejudice the rights of the Company under Section 9.3(d) hereof) and

(c) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and the Company shall agree (the "Closing Date").



                            ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT

           Except as otherwise disclosed to the Company in a letter

delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the

"Parent Disclosure Letter"), the Parent represents and warrants to the

Company as follows:

           Section 4.1  Organization.  Parent is a corporation duly

organized, validly existing and in good standing under the laws of the

State of Nevada and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted.

Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets,

liabilities, results of operations or financial condition of Parent and the Parent Subsidiaries (as defined below), taken as a whole (a "Parent

Material Adverse Effect").  Sub is a corporation duly organized,

validly existing and in good standing under the laws of the State of

Delaware.  Sub has not engaged in any business since the date of its incorporation other than in connection with this Agreement.

           Section 4.2  Capitalization; Registration Rights.  The

authorized capital stock of Parent consists of 450,000,000 Parent

Shares and 2,500,000 shares of preferred stock, par value $.15 per share ("Parent Preferred Stock").  As of September 30, 1994, (i)

166,324,747 Parent Shares were issued and outstanding, 19,262,919

Parent Shares were issued and held in treasury and no shares of Parent

Preferred Stock were outstanding, (ii) employee stock options to acquire 15,107,151 Parent Shares (the "Parent Employee Stock Options")

were outstanding under all employee stock option plans of Parent, (iii)

non-employee director stock options to acquire 248,740 Parent Shares

(the "Parent Director Stock Options") were issued and outstanding under all non-employee director stock option plans of Parent, (iv) 2,102 shares of Series B Convertible Preferred Stock were reserved for issuance upon conversion of Parent's Convertible Floating Rate

Debentures due 1996, (v) 13,977,549 Parent Shares were reserved for issuance upon conversion
of Parent's Series B Convertible Preferred Stock, (vi) 500,000

Parent Shares were reserved for issuance in connection with

Parent's Deferred Compensation Plan Trust, (vii) 1,000,000 Parent

Shares were reserved for issuance in connection with Parent's 1994 SERP

Trust, and (viii) 225,000 shares of Parent Series A Junior

Participating Preferred Stock were reserved for issuance upon the exercise of Parent's Preferred Stock Purchase Rights.  All of the

issued and outstanding Parent Shares are validly issued, fully paid and nonassessable and free of pre-emptive rights.  All of the Parent Shares reserved for issuance in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.  The authorized capital stock of Sub consists of

1,000 shares of common stock, par value $.01 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent.  Except as set forth above or as specified in

Section 4.2 of the Parent Disclosure Letter, as of the date of this

Agreement there are no shares of capital stock of Parent issued or outstanding or any options, warrants, subscriptions, calls, rights,

convertible securities or other agreements or commitments obligating

Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Sub.  Except as provided in this Agreement or as disclosed in Section 4.2 of the Parent Disclosure Letter, after the

Effective Time Parent will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

           Section 4.3  Subsidiaries.  (a)  The subsidiaries of Parent that (i) directly or indirectly own or lease any interest in any hospitals, health care facilities or medical office buildings, (ii)

directly or indirectly conduct any insurance activities or (iii) are otherwise material to Parent (collectively, the "Parent Subsidiaries")

are listed in Section 4.3(a) of the Parent Disclosure Letter.  Each

Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its

incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized,

existing and in good standing or to have such power and authority would not individually or in the aggregate have a Parent Material Adverse

Effect.  Each Parent Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a

Parent Material Adverse Effect.

           (b)  Except as set forth in Section 4.3(b) of the Parent

Disclosure Letter, Parent is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Parent Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Parent

Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Parent Subsidiary, and there are no contracts, commitments,

understandings or arrangements by which Parent or any Parent Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of its capital stock or securities convertible into or exchangeable or exercisable for any such shares.  All of such shares so owned by Parent are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, mortgage, deed of trust, pledge, lien,

security interest, charge, encumbrance or similar agreement of any kind or nature whatsoever ("Lien"), restraint on alienation, or any other restriction with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

           Section 4.4  Material Investments.  Except as set forth in

Section 4.4 of the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a subsidiary),

partnership, joint venture or other business association or entity that directly or indirectly owns or leases any interest in any hospital or health care facility, directly or indirectly conducts any insurance activity, or which is otherwise material to Parent.  With respect to those entities indicated on

Section 4.4 of the Parent Disclosure Letter, Parent has heretofore delivered to the Company financial statements (audited to the extent available) and interim unaudited financial statements of each of such entities (through the most recently concluded fiscal quarter for each of such persons) and, to the best knowledge of Parent, such financial statements fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis

(except as may be indicated in the notes thereto or in Section 4.4 of the Parent Disclosure Letter), the financial condition of each thereof as at and the results of operations for the periods so indicated

(subject to normal year-end adjustments in the case of the interim unaudited financial statements), and Parent's disclosures with respect to its investment in each such entities otherwise included in the

Parent SEC Reports (as defined below) do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or which are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in Section 4.4 of the Parent

Disclosure Letter, Parent (or, as indicated thereon, a Parent

Subsidiary) has good and marketable title to the securities evidencing its investment in the entities indicated in Section 4.4 of the Parent

Disclosure Letter, which have been validly issued and are fully paid and non-assessable and are held by Parent or a Parent

Subsidiary free and clear of any Lien, restraint on alienation, or any other restriction with respect of the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

           Section 4.5  Authority Relative to this Agreement.  Each of

Parent and Sub has the power to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and

Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Sub, and by Parent as the sole shareholder of Sub, and no other corporate proceedings on the part of

Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub,

enforceable against Parent and Sub in accordance with its terms.

           Section 4.6  Consents and Approvals; No Violations.

Except for applicable requirements of the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the "HSR Act"), the Securities

Act of 1933, as amended (the "Securities Act"), the Securities Exchange

Act of 1934, as amended (the "Exchange Act") (the HSR Act, Securities

Act and Exchange Act, collectively, the "Governmental Requirements"),

state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to the licensing and transfer of hospitals and health care facilities and similar matters and the filing of the Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority is necessary for the execution, delivery and performance of this Agreement by Parent and Sub of the transactions contemplated by this Agreement.  Neither the execution, delivery nor performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or

Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-

Laws of Parent and Sub or the Articles or Certificate of Incorporation,

as the case may be, or By-Laws of any of the Parent Subsidiaries, (ii)

except as set forth in Section 4.6(ii) of the Parent Disclosure Letter,

result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise,

suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Parent or any of the Parent

Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) except as set forth in Section

4.6(iii) of the Parent Disclosure Letter, violate any order, writ,

injunction, decree, statute, rule or regulation applicable to Parent,

any Parent Subsidiary or any of their properties or assets, (iv) except as set forth in Schedule 4.6(iv) of the Parent Disclosure Letter,

result in the creation or imposition of any Lien on any asset of Parent or any Parent Subsidiary, or (v) except as set forth in Section 4.6(v)

of the Parent Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses,

permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii), (iii),

(iv) and (v) for violations, breaches, defaults, terminations,

cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a

Parent Material Adverse Effect.

           Section 4.7  Parent SEC Reports.  Parent has delivered to

the Company true and complete copies of each registration statement,

report and proxy or information statement, including, without limitation, its Annual Reports to Shareholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with the

Securities and Exchange Commission ("SEC") since June 1, 1992

(collectively, the "Parent SEC Reports").  Except as set forth in

Section 4.7 of the Parent Disclosure Letter, as of the respective dates such Parent SEC Reports were filed or, if any such Parent SEC Reports were amended, as of the date such amendment was filed, each of the Parent SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the

Exchange Act, and the rules and regulations promulgated thereunder, and

(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) in its Annual

Reports on Form 10-K for each of the three fiscal years ended May 31,

1992, 1993 and 1994 and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Parent and the

Parent Subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended

(subject to normal year-end adjustments in the case of any unaudited interim financial statements).

           Section 4.8  Absence of Certain Changes or Events. Since

May 31, 1994, except as set forth in Section 4.8 of the Parent

Disclosure Letter or in the Parent SEC Reports or as otherwise permitted in Section 6.2 hereof, Parent and the Parent Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practices.

           Section 4.9  Litigation.  Except for litigation disclosed

in the notes to the financial statements included in the Parent SEC

Reports or as set forth in Section 4.9 of the Parent Disclosure Letter,

there is no suit, action or proceeding (whether at law or equity,

before or by any federal, state or foreign court, tribunal, commission,

board, agency or instrumentality, or before any arbitrator) pending or,

to the best knowledge of Parent, threatened against or affecting Parent or any of the Parent Subsidiaries, the outcome of which, in the reasonably judgment of Parent, is likely individually or in the aggregate to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have,

any such effect.

           Section 4.10  Absence of Undisclosed Liabilities.  Except

for liabilities or obligations which are accrued or reserved against in

Parent's financial statements (or reflected in the notes thereto)

included in the Parent SEC Reports or which were incurred after May 31,

1994 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this

Agreement, Parent and the Parent Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by

GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

           Section 4.11  No Default.  Except as set forth in

Section 4.11 of the Parent Disclosure Schedule, neither Parent, Sub nor any of the Parent Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under)

any term, condition or provision of (a) its Articles or Certificate of

Incorporation, as the case may be, or By-Laws, (b) any note, bond,

mortgage, deed of trust, security interest, indenture, license,

agreement, plan, contract, lease, commitment or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries or any of their properties or assets, or (d) any certificate of need,

accreditation, registration, license, permit and other consent or approval of governmental agencies or accreditation organization, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a

Parent Material Adverse Affect.

           Section 4.12  Taxes.  Except as set forth in Section 4.12

of the Parent Disclosure Letter:

           (a)  Parent and each of the Parent Subsidiaries has (i)

timely filed (or has had timely filed on its behalf) or will cause to be timely filed all material Tax Returns (as defined below) required by applicable law to be filed by any of them for tax years ended prior to the date of this Agreement and all such Tax Returns and amendments thereto are or will be true, complete, and correct in all material respects, (ii) has paid (or has had paid on its behalf) all Taxes due or has properly accrued or reserved for all such Taxes for such periods and (iii) has accrued for all Taxes for periods subsequent to the periods covered by such Tax Returns.

           (b)  There are no material liens for Taxes upon the assets of Parent or any of the Parent Subsidiaries, except liens for Taxes not yet due.

           (c)  There are no material deficiencies or adjustments for

Taxes that have been proposed or assessed by any Tax Authority (as defined below) against Parent or any of the Parent Subsidiaries and which remain unpaid.

           (d)  The Federal income tax returns of Parent and each of

the Parent Subsidiaries have been examined by the Internal Revenue

Service for all past taxable years and periods to and including the year ended May 31, 1985, and all material deficiencies finally assessed as a result of such examinations have been paid.  Section 4.12 of the

Parent Disclosure Letter sets forth (i) all taxable years and periods of Parent and the Parent Subsidiaries that are presently under Audit

(as defined below) or in respect of which Parent or any of the Parent

Subsidiaries has been notified in writing by the relevant Tax Authority that it will be Audited, (ii) the taxable years of Parent and the

Parent Subsidiaries in respect
of which the statutory period of limitations for the assessment of

Federal, state and local income or franchise Taxes has expired, and

(iii) all waivers extending the statutory period of limitation applicable to any material Tax Return filed by Parent or any of the

Parent Subsidiaries for any taxable period ending prior to the date of this Agreement.

           (e)  Prior to the date hereof, Parent and the Parent

Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which Parent or any of the Parent Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

           (f)  Parent and the Parent Subsidiaries have not paid, and do not expect to pay, in any taxable year commencing on or after

January 1, 1994, remuneration that would result in a disallowance of any material amount of tax deductions under section 162(m) of the

Internal Revenue Code of 1986, as amended (the "Code").  There are no changes in the tax accounting methods subject to section 481(a) of the

Code which have an ongoing material effect on Parent or any of the

Parent Subsidiaries.  No "consent" within the meaning of section 341(f)

of the Code has been filed with respect to Parent or any of the Parent

Subsidiaries.

           (g)  As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority,

proceeding or appeal of such proceeding relating to Taxes, (ii) "Taxes"

shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest,

additions to tax, or penalties applicable thereto, (iii) "Tax

Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes, and (iv) "Tax Returns" shall mean all

Federal, state, local and foreign tax returns, declarations,

statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

           Section 4.13  Title to Certain Properties; Encumbrances.

Except as set forth in Section 4.13 of the Parent Disclosure Letter, no person has any contractual right or option to purchase or acquire,

directly or indirectly, any interest in, and there are no contracts pursuant to which the Parent or any Parent Subsidiary is or may be bound to sell, lease, transfer or otherwise dispose of, any of the hospitals owned by the Parent or any Parent Subsidiary.

           Section 4.14  Medicare Participation/Accreditation and

Recapture.

           (a)  All hospitals or significant health care facilities

owned or operated as continuing operations by the Parent or the Parent

Subsidiaries (the "Parent Facilities") are certified for participation or enrollment in the Medicare, Medicaid and Civilian Health and Medical

Program of the Uniformed Services ("CHAMPUS") programs, have a current and valid provider contract with the Medicare, Medicaid and CHAMPUS programs, are in substantial compliance with the terms and conditions of participation of such
programs and have received all approvals or qualifications necessary for capital reimbursement of Parent's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Parent Material Adverse Effect.  To the knowledge of Parent, the amounts established as provisions for Medicare,

Medicaid, or CHAMPUS adjustments and adjustments by any other third party payors on the financial statements of Parent and the Parent

Subsidiaries are sufficient in all material respects to pay any amounts for which Parent or any of the Parent Subsidiaries may be liable.

Neither Parent nor any of the Parent Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare, Medicaid or CHAMPUS programs of any pending or threatened investigations, surveys (other than routine surveys conducted by accreditation organizations) or decertification proceedings, and neither Parent nor any of the Parent

Subsidiaries has any reason to believe that any such investigations,

surveys or proceedings are pending, threatened or imminent which may individually or in the aggregate have a Parent Material Adverse Effect.

All Parent Facilities eligible for such accreditation are accredited by the Joint Commission on Accreditation on Healthcare Organizations, the

Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.  Section 4.14(a) of the Parent Disclosure Letter sets forth a complete and correct list of all hospitals and significant separately licensed health care facilities owned or operated by Parent and the Parent Subsidiaries and their respective accreditation.

           (b)  Each such Parent Facility is licensed by the proper

state department of health to conduct its business in substantially the manner conducted by such Parent Facility and is authorized to operate the number of beds utilized therein.  The Parent Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses.  Parent has heretofore made available to the Company correct and complete copies of all such licenses.  The facilities, equipment, staffing and operations of the Parent Facilities satisfy the applicable state hospital licensing requirements in all material respects.

           (c)  No funds were received on behalf of the Parent or any of the Parent Subsidiaries to construct, improve or acquire any of its facilities under the "Hill-Burton" Act as a result of which Parent or any of the Parent Subsidiaries are currently or will in the future be required to pay any amounts for which there shall be any "recapture" as a result of the consummation of the transactions contemplated by this

Agreement.

           Section 4.15  Labor Matters. Except as set forth in

Section 4.15 of the Parent Disclosure Letter, neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.  There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or the Parent

Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have a Parent Material

Adverse Effect.  To the knowledge of Parent, there are no

organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of the Parent Subsidiaries.  There is no labor strike,

dispute, slow down, work stoppage, or lockout actually pending or, to the knowledge of Parent, threatened against Parent or the Parent

Subsidiaries.  To the knowledge of Parent, there are no labor union or organization claims to represent the employees of Parent or any of the

Parent Subsidiaries, nor does any question concerning the

representation of such employees by any labor union or organization exist.

           Section 4.16  Employee Benefit Plans; ERISA.

           (a)  Section 4.16(a) of the Parent Disclosure Letter

contains a true and complete list of each bonus, deferred compensation,

incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension,

or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Parent

Plans"), maintained or contributed to or required to be contributed to by (i) Parent, (ii) any Parent Subsidiary or (iii) any trade or business, whether or not incorporated, that together with Parent would be deemed a

"single employer" within the meaning of Section 4001 of the Employee

Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") (a "Parent ERISA

Affiliate"), for the benefit of any employee or former employee of

Parent, any Parent Subsidiary or any Parent ERISA Affiliate.  Section

4.16(a) of the Parent Disclosure Letter identifies each of the Parent

Plans that is an "employee benefit plan," as that term is defined in

Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans").

           (b)  With respect to each of the Parent Plans, Parent has

heretofore delivered to the Company true and complete copies of each of the following documents:  (i) a copy of the Parent Plan (including all amendments thereto), (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to the Parent ERISA Plan for the last two years, (iii) a copy of the most recent Summary Plan

Description, together with each Summary of Material Modification,

required under ERISA with respect to the Parent ERISA Plan, (iv) if the

Parent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, and

(v) the most recent determination letter received from the Internal

Revenue Service with respect to each Parent ERISA Plan intended to qualify under Section 401 of the Code.

           (c)  No liability under Title IV of ERISA has been

incurred by Parent, any Parent Subsidiary or any Parent ERISA Affiliate

since the effective date of ERISA that has not been satisfied in full,

and, except as set forth in Section 4.16(c) of the Parent Disclosure

Letter, no condition exists that presents a material risk to Parent,

any Parent Subsidiary or any Parent ERISA Affiliate of incurring any liability under such Title (other than liability for premiums due to the Pension Benefit Guaranty Corporation (the "PBGC").  To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Parent ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, a Parent

Subsidiary or a Parent ERISA Affiliate made, or was required to make,

contributions during the five-year period ending on the date of this

Agreement.

           (d)  With respect to each Parent ERISA Plan which is

subject to Title IV of ERISA, except as set forth in Section 4.16(d) of the Parent Disclosure Letter, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for financial reporting purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

           (e)  No Parent ERISA Plan or any trust established

thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Parent ERISA Plan ended prior to the date of this Agreement, and all contributions required to be made with respect thereto (whether pursuant to the terms of any Parent ERISA Plan or otherwise) on or prior to the date of this Agreement have been timely made.

           (f)  Except as set forth in Section 4.16(f) of the Parent

Disclosure Letter, no Parent ERISA Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA, nor is any Parent ERISA

Plan a plan described in Section 4063(a) of ERISA.

           (g)  Except as set forth in Section 4.16(g) of the Parent

Disclosure Letter, each Parent ERISA Plan intended to be "qualified"

within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and, to the best knowledge of Parent,

no event has occurred nor does any condition exist which would adversely affect such qualification and exemption.

           (h)  Except as set forth in Section 4.16(h) of the Parent

Disclosure Letter, each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

           (i)  Except as set forth in Section 4.16(i) of the Parent

Disclosure Letter, no amounts payable under the Parent Plans or any other contract, arrangement or agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

           (j)  Except as set forth in Section 4.16(j) of the Parent

Disclosure Letter, no Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, any Parent Subsidiary or any Parent ERISA Affiliate beyond such employees' retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any

"employee pension plan," as that term is defined in Section 3(2) of

ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent, any Parent Subsidiary or any Parent ERISA

Affiliate or (iv) benefits the full cost of which is borne by such employees or their beneficiaries.

           (k)  Except as set forth in Section 4.16(k) of the Parent

Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Parent, any Parent Subsidiary or any Parent ERISA Affiliate

to severance pay, unemployment compensation or any other payment,

except as expressly provided by this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due any such employee or officer, or (iii) result in any prohibited transaction described in

Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

           (l)  With respect to each Parent Plan that is funded

wholly or partially through an insurance policy, there will be no liability of Parent, any Parent Subsidiary or any Parent ERISA

Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

           (m)  There are no pending, threatened or anticipated

claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits).

           (n)  None of Parent, any Parent Subsidiary, any Parent

ERISA Affiliate, any of the Parent ERISA Plans, any trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any Parent Subsidiary or any Parent ERISA Affiliate, any of the Parent ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA, Section

502(i) of ERISA, or Section 502(l) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

           Section 4.17  Patents, Licenses, Franchises and Formulas.

Each of Parent and the Parent Subsidiaries owns all of the patents,

trademarks, service marks, copyrights, permits, trade names, licenses,

franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all such rights and other rights of whatever nature, necessary for the present conduct of its business, in each case except as would not individually or in the aggregate have a

Parent Material Adverse Effect.

           Section 4.18  Insurance.  Section 4.18 of the Parent

Disclosure Letter sets forth a complete and correct list of all material insurance policies currently in force insuring against risks of Parent and the Parent Subsidiaries.  Parent previously has delivered to the Company true and correct schedules listing the name of carrier,

policy coverage, policy limits and deductibles with respect to the policies listed in Section 4.18 of the Parent Disclosure Letter.

Parent and the Parent Subsidiaries are in compliance with the terms of such policies and except as set forth in Section 4.18 of the Parent

Disclosure Letter, there are no claims by Parent or any of the Parent

Subsidiaries under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause, in each case except as would not individually or in the aggregate result in a Parent Material Adverse Effect.

           Section 4.19  Board Approvals; Opinion of Financial

Advisor.  Each of the Board of Directors of Parent and Sub (at meetings duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Parent and Sub.  Parent has received the opinion of Donaldson,

Lufkin & Jenrette Securities Corporation ("DLJ"), Parent's financial advisor, substantially to the effect that the Merger Consideration to be paid by Parent in the Merger is fair to Parent from a financial point of view.

           Section 4.20  Brokers.No broker, finder or investment

banker (other than DLJ) is entitled to any brokerage, finder's fee or other fee or commission payable by Parent in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent.



                             ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as otherwise disclosed to Parent and Sub in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the

"Company Disclosure Letter"), the Company represents and warrants to

Parent and Sub as follows:

           Section 5.1  Organization. The Company is a corporation

duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted.  The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries (as defined below), taken as a whole (a "Company Material Adverse Effect").

           Section 5.2  Capitalization.  The authorized capital stock of the Company consists of 200,000,000 Shares and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").  As of September 30, 1994 (i) 77,563,054 Shares were issued and

outstanding, (ii) Company Options to acquire 3,081,005 Shares were outstanding under all stock option plans and agreements of the Company,

(iii) 6,306,601 Shares (including Shares issuable upon exercise of the options identified in clause (ii) above) were reserved for issuance pursuant to all employee plans of the Company, and (iv) there were no shares of Preferred Stock outstanding.  All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights.  Except as set forth above or as specified in Section 5.2 of the Company Disclosure Letter, as of the date of this

Agreement there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights,

convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section 5.2 of the

Company Disclosure Letter, after the Effective Time the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

           Section 5.3  Subsidiaries.

           (a)  The subsidiaries of the Company that (i) directly or

indirectly own or lease any interest in any hospitals, health care facilities or medical office buildings, (ii) directly or indirectly conduct any insurance activities, or (iii) are otherwise material to the Company (collectively, the "Company Subsidiaries") are listed in

Section 5.3(a) of the Company Disclosure Letter.  Each Company

Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not

individually or in the aggregate have a Company Material Adverse

Effect.  Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good
standing would not individually or in the aggregate have a Company

Material Adverse Effect.

           (b)  Except as set forth in Section 5.3(b) of the Company

Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options,

warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any

Company Subsidiary, and there are no contracts, commitments,

understandings or arrangements by which the Company or any Company

Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of its capital stock or any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares.  Except as set forth in Section 5.3(b) of the Company

Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Lien, restraint on alienation, or any other restriction with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

           Section 5.4  Material Investments.  Except as set forth in

Section 5.4 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a subsidiary), partnership, joint venture or other business association or entity that directly or indirectly owns or leases any interest in any hospital or health care facility, directly or indirectly conducts any insurance activity, or which is otherwise material to the Company.

With respect to those entities listed on Section 5.4 of the Company

Disclosure Letter, the Company has heretofore delivered to Parent financial statements (audited to the extent available) and interim unaudited financial statements of each of such entities (through the most recently concluded fiscal quarter for each of such persons) and,

to the best knowledge of the Company, such financial statements fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or in Section 5.4 of the

Company Disclosure Letter), the financial condition of each thereof as at and the results of operations for the periods so indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements), and the Company's disclosures with respect to its investment in each of such entities otherwise included in the

Company SEC Reports (as defined below) do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or which are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in

Schedule 5.4 of the Company Disclosure Letter, the Company (or, as

indicated thereon, a Company Subsidiary) has good and marketable title to the securities evidencing its investment in the entities listed on

Section 5.4 of the Company Disclosure Letter, which have been validly issued and are fully paid and non-assessable and are held by the

Company (or, as indicated thereon, a Company Subsidiary) free and clear of any Lien, restraint on alienation, or any other restriction with respect of the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

           Section 5.5  Authority Relative to This Agreement.  The

Company has the power to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this

Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the

Company's Board of Directors and, except for the approval of its stockholders to be provided by written consent pursuant to Section 7.5 hereof promptly but in any event within ten (10) days after the execution of this Agreement and notification to all stockholders of such action in accordance with the DGCL and Regulation 14C of the

Exchange Act, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby.  Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding
agreement of the Company, enforceable against the Company in accordance with its terms.

           Section 5.6  Consents and Approvals; No Violations.

Except for applicable requirements of the Governmental Requirements,

state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to the licensing and transfer of hospitals and health care facilities and similar matters and the filing of a Certificate of

Merger as required by the DGCL, no filing with, and no permit,

authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, public body or authority is necessary for the execution, delivery and performance of this Agreement by the Company of the transactions contemplated by this

Agreement.  Neither the execution, delivery and performance of this

Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of the Company or the Certificate or Articles of Incorporation, as the

case may be, or By-Laws of any of the Company Subsidiaries, (ii) except as set forth in Section 5.6(a)(ii) of the Company Disclosure Letter,

result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration,

suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the

Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) except as set forth in Section 5.6(a)(iii) of the Company Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of

their properties or assets, (iv) except as set forth in Section

5.6(a)(iv) of the Company Disclosure Letter, result in the creation or imposition of any Lien on any asset of the Company or any Company

Subsidiary or (v) except as set forth in Section 5.6(a)(v) of the

Company Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or

accreditation organizations, except in the case of clauses (ii), (iii),

(iv) and (v) for violations, breaches, defaults, terminations,

cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a

Company Material Adverse Effect.

           Section 5.7  Company SEC Reports.The Company has

delivered to Parent true and complete copies of each registration statement, report and proxy or information statement, including,

without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with the SEC since September 1, 1992 (collectively, the "Company

SEC Reports").  As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the

Securities Act and Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended August 31, 1991, 1992 and 1993 and its Quarterly Reports on Form

10-Q for all interim periods subsequent thereto fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

           Section 5.8  Absence of Certain Changes or Events.  Since

May 31, 1994, except as set forth in Section 5.8 of the Company

Disclosure Letter or in the Company SEC Reports or as otherwise permitted in Section 6.1 hereof, the Company and the Company

Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practices.

           Section 5.9  Litigation.  Except for litigation disclosed

in the notes to the financial statements included in the Company SEC

Reports or as set forth in Section 5.9 of the Company Disclosure

Letter, there is no suit, action or proceeding (whether at law or equity, before or by any federal, state or foreign commission, court,

tribunal, board, agency or instrumentality, or before any arbitrator)

pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse

Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company

Subsidiaries having, or which, insofar as can reasonably be foreseen,

in the future many have, any such effect.

           Section 5.10  Absence of Undisclosed Liabilities.  Except

for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto)

included in the Company's SEC Reports or which were incurred after August 31, 1993 in the ordinary course of business and consistent with past practices, the Company and the Company

Subsidiaries do not have any material liabilities or obligations

(whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

           Section 5.11  No Default.  Neither the Company nor any of

the Company Subsidiaries is in violation or breach of, or default under

(and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of

Incorporation, as the case may be, or By-Laws, (b) any note, bond,

mortgage, deed of trust, security interest, indenture, license,

agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute,

rule or regulation applicable to the Company or any of the Company

Subsidiaries or any of their properties or assets, or (d) any certificate of need, accreditation, registration, license, permit and other consent or approval of governmental agencies or accreditation organizations, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

           Section 5.12  Taxes.  Except as set forth in Section 5.12

of the Company Disclosure Letter,

           (a)  The Company and each of the Company Subsidiaries has

(i) timely filed (or has had timely filed on its behalf) or will cause to be timely filed all material Tax Returns required by applicable law to be filed by any of them for tax years ended prior to the date of this Agreement and all such Tax Returns and amendments thereto are or will be true, complete, and correct in all material respects, (ii) has paid (or has had paid on its behalf) all Taxes due or has properly accrued or reserved for all such Taxes for such periods and (iii) has accrued for all Taxes for periods commencing after the periods covered by such Tax Returns and ending prior to the date hereof.

           (b)  There are no material liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, except liens for taxes not yet due.

           (c)  There are no material deficiencies or adjustments for

Taxes that have been proposed or assessed and which remain unpaid

(except as heretofore disclosed by the Company to Parent) by any Tax

Authority against the Company or any of the Company Subsidiaries.

           (d)  Set forth in Section 5.12 of the Company Disclosure

Schedule is a listing of the Federal income tax returns of the Company and each of the Company Subsidiaries which are currently being examined by the Internal Revenue Service or which are the subject of litigation.

Section 5.12 of the Company Disclosure

Letter sets forth (i) all taxable years and periods of the Company and the Company Subsidiaries that are presently under Audit or in respect of which the Company or any of the Company Subsidiaries has been notified in writing by the relevant Tax Authority that it will be

Audited, (ii) the taxable years of the Company and the Company

Subsidiaries in respect of which the statutory period of limitations for the assessment of material Federal, state and local income or franchise Taxes has expired, and (iii) all waivers extending the statutory period of limitation applicable to any material Tax Return filed by the Company or any of the Company Subsidiaries for any taxable period ending prior to the date of this Agreement.

           (e)  Prior to the date hereof, the Company and the Company

Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which the Company or any of the Company

Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

           (f)  The Company and the Company Subsidiaries have not

paid, and do not expect to pay, in any taxable year commencing on or after January 1, 1994, remuneration that would result in a disallowance of any material amount of tax deductions under section 162(m) of the

Code, provided, that certain plans must be submitted to the Company's stockholders for approval by written consent or at the next meeting of stockholders of the Company.  There are no changes in the tax accounting methods subject to section 481(a) of the Code which have an ongoing material effect on the Company or any of the Company Subsidiaries. No "consent" within the meaning of section 341(f) of the Code has been filed with respect to the Company or any of the Company Subsidiaries.

           Section 5.13  Title to Certain Properties; Encumbrances.

Except as set forth in Section 5.13 of the Company Disclosure Letter,

no person has any contractual right or option to purchase or acquire,

directly or indirectly, any interest in, and there are no contracts pursuant to which the Company or any Company Subsidiary is or may be bound to sell, lease, transfer or otherwise dispose of, any hospital owned by the Company or any Company Subsidiary.

           Section 5.14  Compliance with Applicable Law.  Except as

disclosed in the Company SEC Reports, each of the Company and the

Company Subsidiaries is in compliance with all applicable Laws, except where the failure to be in such compliance would not individually or in the aggregate have a Company Material Adverse Effect.

           Section 5.15  Medicare Participation/Accreditation  and

Recapture.

           (a)  All hospitals and significant health care facilities

owned or operated by the Company and the Company Subsidiaries (the

"Company Facilities") are certified for participation or enrollment in the Medicare, Medicaid and CHAMPUS programs, have a current and valid provider contract with the Medicare, Medicaid and CHAMPUS programs, are in substantial compliance with the terms and conditions of

participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the

Company's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would  not individually or  in the aggregate have a

Company Material Adverse Effect.  To the knowledge of the Company, the amount established as provisions for Medicare, Medicaid or CHAMPUS adjustments and adjustments by any other third party payors on the financial statements of the Company and the Company Subsidiaries are sufficient in all material respects to pay any amounts for which the

Company or any of the Company Subsidiaries may be liable.  Neither the

Company nor any of the Company Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare, Medicaid or CHAMPUS programs of any pending or threatened investigations, surveys or decertification proceedings, and neither Company nor any of the Company Subsidiaries has any reason to believe that any such investigations, surveys (other than routine surveys conducted by accreditation organizations) or proceedings are pending, threatened or imminent which may individually or in the aggregate have a Company Material Adverse Effect.  Except as set forth in Section 5.15(a) of the Company Disclosure letter, all of the Company Facilities eligible for such accreditation are accredited by the Joint Commission on Accreditation of Healthcare Organizations,

the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.  Section 5.15(a) of the Company Disclosure

Letter sets forth a complete and correct list of all hospitals and significant separately licensed health care facilities owned and operated by the Company and the Company Subsidiaries and their respective accreditation.

           (b)  Each Company Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Company Facility and is authorized to operate the number of beds utilized therein.  The Company Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses.  The Company has heretofore made available to Parent correct and complete copies of all such licenses.

The facilities, equipment, staffing and operations of such Company

Facilities satisfy the applicable state hospital licensing requirements in all material respects.

           (c)  No funds were received on behalf of the Company or any of the Company Subsidiaries to construct, improve or acquire any of its facilities under the "Hill-Burton" Act as a result of which the Company or any of the Company Subsidiaries are currently or will in the future be required to pay any amounts for which there shall be any "recapture"

as a result of the consummation of the transactions contemplated by this Agreement.

           Section 5.16  Labor Matters.  Except as set forth in

Section 5.16 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the

Company Subsidiaries relating to their business, except for any such proceeding which would not have individually or in the aggregate have a

Company Material Adverse Effect.  To the knowledge of the Company,

there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.  There is

no labor strike, dispute, slow down, work stoppage, or lockout actually pending or, to the knowledge of the Company, threatened against the

Company or the Company Subsidiaries.  To the knowledge of the Company,

there are no labor union or organization claims to represent the employees of the Company or any of the Company Subsidiaries, nor does any question concerning the representation of such employees by any labor union or organization exist.

           Section 5.17  Employee Benefit Plans; ERISA.

           (a)  Section 5.17(a) of the Company Disclosure Letter

contains a true and complete list of each bonus, deferred compensation,

incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension,

or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Company

Plans"), maintained or contributed to or required to be contributed to by (i) the Company,

(ii) any Company Subsidiary or (iii) any trade or business, whether or not incorporated, that together with the Company would be deemed a

"single employer" within the meaning of ERISA (a "Company ERISA

Affiliate"), for the benefit of any employee or former employee of the

Company, any Company Subsidiary or any Company ERISA Affiliate.

Section 5.17(a) of the Company Disclosure Letter identifies each of the

Company Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Company ERISA Plans").

           (b)  With respect to each of the Company Plans, the

Company has heretofore delivered to Parent true and complete copies of each of the following documents:  (i) a copy of the Company Plan

(including all amendments thereto), (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to the

Company ERISA Plan for the last two years, (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material

Modifications, required under ERISA with respect to the Company ERISA

Plan, (iv) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement

(including all amendments thereto) and the latest financial statements thereof, and (v) the most recent determination letter received from the

Internal Revenue Service with respect to each Company ERISA Plan intended to qualify under Section 401 of the Code.

           (c)  No liability under Title IV of ERISA has been

incurred by the Company, any Company Subsidiary or any Company

ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and except as disclosed in Section 5.17(c) of the

Company Disclosure Letter, no condition exists that presents a material risk to the Company, any Company Subsidiary or any Company ERISA

Affiliate of incurring any liability under such Title (other than liability for premiums due to PBGC).  To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Company ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, a Company Subsidiary or a

Company ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the date of this Agreement.

           (d)  With respect to each Company ERISA Plan which is

subject to Title IV of ERISA, except as set forth in Section 5.17(d) of the Company Disclosure Letter, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for financial reporting purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

           (e)  No Company ERISA Plan or any trust established

thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Company ERISA Plan ended prior to the date of this

Agreement, and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company ERISA Plan or otherwise) on or prior to the date of this Agreement have been timely made.

           (f)  Except as set forth in Section 5.17(f) of the Company

Disclosure Letter, no Company ERISA Plan is a "multi-employer pension plan," as defined in section 3(37) of Company ERISA, nor is any ERISA

Plan a plan described in Section 4063(a) of ERISA.

           (g)  Except as set forth in Section 5.17(g) of the Company

Disclosure Letter, each Company ERISA Plan intended to be "qualified"

within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and, to the best knowledge of the

Company, no event has occurred nor does any condition exist which would adversely affect such qualification and exemption.

           (h)  Except as set forth in Section 5.17(h) of the Company

Disclosure Letter, each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

           (i)  Except as set forth in Section 5.17(i) of the Company

Disclosure Letter, no amounts payable under the Company

Plans or any other contract, arrangement or agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

           (j)  Except as set forth in Section 5.17(j) of the Company

Disclosure Letter, no Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Company

Subsidiary or any Company ERISA Affiliate beyond such employees'

retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section

3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any Company Subsidiary or any

Company ERISA Affiliate or (iv) benefits the full cost of which is borne by such employees or their beneficiaries.

           (k)  Except as set forth in Section 5.17(k) of the Company

Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company, any Company Subsidiary or any Company ERISA

Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii)

accelerate the time of payment or vesting, or increase the amount, of any compensation due any such employee or officer, or (iii) result in any prohibited transaction described in

Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

           (l)  With respect to each Company Plan that is funded

wholly or partially through an insurance policy, there will be no liability of the Company, any Company Subsidiary or any Company ERISA

Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

           (m)  There are no pending, threatened or anticipated

claims by or on behalf of any of the Company Plans, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

           (n)  None of the Company, any Company Subsidiary, any

Company ERISA Affiliate, any of the Company ERISA Plans, any trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Company

Subsidiary or any Company ERISA Affiliate, any of the Company ERISA

Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Company ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of

ERISA, Section 502(i) of ERISA, or Section 502(l) of ERISA or a

material tax imposed pursuant to Section 4975 or 4976 of the Code.

           Section 5.18  Patents, Licenses, Franchises and Formulas.

Each of the Company and the Company Subsidiaries owns all of the patents, trademarks, service marks, copyrights, permits, trade names,

licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all such rights and other rights of whatever nature, necessary for the present conduct of its business, in each case except as would not individually or in the aggregate have a Company Material Adverse Effect.

           Section 5.19  Insurance.  Section 5.19 of the Company

Disclosure Letter sets forth a complete and correct list of all material insurance policies currently in force insuring against risks of the Company and the Company Subsidiaries.  The Company previously has delivered to Parent true and correct schedules listing the name of carrier, policy coverage, policy limits and deductibles with respect to the policies listed in Section 5.19 of the Company Disclosure Letter.

The Company and the Company Subsidiaries are in compliance with the terms of such policies and except as set forth in Section 5.19 of the

Company Disclosure Letter, there are no claims by the Company or any of the Company Subsidiaries under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause, in each case except as would not individually or in the aggregate result in a Company Material Adverse Effect.

           Section 5.20  Board Approval; Opinion of Financial Advisor.

The Board of Directors of the Company (at a meeting duly called and held) has unanimously approved this Agreement and the transactions contemplated hereby.  The Board of Directors of the

Company has received the opinion of Salomon Brothers Inc ("SBI"), one of the Company's financial advisors, substantially to the effect that the Merger Consideration to be received in the Merger by the holders of the Shares is fair to such stockholders from a financial point of view

(the "Fairness Opinion").

           Section 5.21  Brokers.  No broker, finder or investment

banker (other than SBI, CS First Boston and GKH Partners, L.P.) is entitled to any brokerage, finder's fee or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the

Company.



                            ARTICLE VI

              CONDUCT OF BUSINESS PENDING THE MERGER

           Section 6.1  Conduct of Business by the Company Pending the

Merger.  From the date hereof until the Effective Time, unless Parent shall otherwise agree in writing, or except as set forth in the Company

Disclosure Letter or as otherwise contemplated by this Agreement, the

Company and the Company Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement.  Except as
set forth in the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

           (a)  the Company will not adopt or propose any change in

its Certificate of Incorporation or By-Laws;

           (b)  the Company will not, and will not permit any Company

Subsidiary to, declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company

(except as permitted by Section 7.12 hereof), or any repurchase,

redemption or other acquisition or investment by the Company or any

Company Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any

Company Subsidiary;

           (c)  the Company will not, and will not permit any Company

Subsidiary to, merge or consolidate with any other person or acquire a material amount of assets of any other person;

           (d)  the Company will not, and will not permit any Company

Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any Company Facility or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except (i) pursuant to existing contracts or commitments

(the terms of which have been disclosed to Parent prior to the date hereof), or (ii) in the ordinary course of business consistent with past practice;

           (e)  the Company will not settle any material Audit, make

or change any material Tax election or file amended Tax Returns;

           (f)  the Company will not issue any securities (except

pursuant to existing obligations), enter into any amendment of any material term of any outstanding security of the Company or of any

Company Subsidiary, incur any indebtedness except pursuant to existing credit facilities or arrangements, fail to make any required contribution to any Company ERISA Plan, increase compensation, bonus or other benefits payable to any employee or former employee or enter into any settlement or consent with respect to any pending litigation,

except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

           (g)  the Company will not change any method of accounting

or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP;

           (h)  the Company will not, and will not permit any Company

Subsidiary to, agree or commit to do any of the foregoing; and

           (i)  except to the extent necessary to comply with the

requirements of applicable laws and regulations, the Company will not,

and will not permit any Company Subsidiary to (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time, provided however that the Company shall be permitted to take or omit to take such action which can (without any uncertainty) be cured at or prior to the Effective Time.

           Section 6.2  Conduct of Business by Parent Pending the

Merger.  From the date hereof until the Effective Time, unless the

Company shall otherwise agree in writing, or except as set forth in the

Parent Disclosure Letter or as otherwise contemplated by this Agreement or previously disclosed to the Company in writing, Parent and the

Parent Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement.

Except as set forth in the Parent Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective

Time, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

           (a)  Parent will not adopt or propose any change in its

Articles of Incorporation or By-Laws which would have an adverse effect on the Merger Consideration;

           (b)  Parent will not, and will not permit any Parent

Subsidiary to, declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition or investment by

Parent or any Parent Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any Parent Subsidiary;

           (c)  Parent will not, and will not permit any Parent

Subsidiary to, merge or consolidate with any other person or acquire a material amount of assets of any other person if, prior to the consummation of such transaction, the Company is advised by SBI that,

as a result of such transaction, SBI is required to withdraw the

Fairness Opinion unless Parent permits the Company's stockholders to receive, at the election of the Company, $6.88 in cash in lieu of the

0.42 of a Parent Share to be received as part of the Merger

Consideration and, if so elected, such cash consideration together with the balance of the Merger Consideration is received prior to or simultaneously with the consummation of such other transaction.  The

Company shall promptly notify Parent of its election after receiving notice of any such transaction by Parent.

           (d)  Parent will not, and will not permit any Parent

Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any Parent Facility or (ii) any assets or property which are material to Parent and the Parent Subsidiaries, taken as a whole, except (x) pursuant to existing contracts or commitments (the terms of which have heretofore been disclosed to the Company prior to the date hereof), or (y) in the ordinary course of business consistent with past practice;

           (e)  Parent will not, and will not permit any Parent

Subsidiary to, settle any material Audit, make or change any material

Tax election or file amended tax returns;

           (f)  the Parent will not issue any securities or

indebtedness (except pursuant to existing obligations or in

transactions permitted by Section 6.2(c) hereof), enter into any amendment of any material term of any outstanding security or indebtedness of Parent or of any Parent Subsidiary which would have an adverse effect on the Merger Consideration (or the ability of Parent to incur indebtedness necessary to pay the Merger Consideration), incur any indebtedness except pursuant to existing credit facilities or arrangements, fail to make any required contribution to any Parent

ERISA Plan, materially increase any compensation or benefits payable to any employee or former employee or enter into any settlement or consent with respect to any pending litigation, except in the ordinary course of business consistent with past practice or as otherwise contemplated or permitted by this Agreement;

           (g)  Parent will not change any method of accounting or

accounting practice by Parent or any Parent Subsidiary, except for any such required change in GAAP;

           (h)  Parent will not, and will not permit any Parent

Subsidiary to, agree or commit to do any of the foregoing; and

           (i)  except to the extent necessary to comply with the

requirements of applicable laws and regulations, Parent will not, and will not permit any Parent Subsidiary to (i) take, or agree or commit to take, any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time,

provided however that Parent shall be permitted to take or omit to take such action which can (without any uncertainty) be cured at or prior to the Effective Time.

           Section 6.3  Conduct of Business of Sub.  From the date

hereof to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.



                            ARTICLE VII

                       ADDITIONAL AGREEMENTS

           Section 7.1  Access and Information.  The Company and

Parent shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources,

and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this

Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.  Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

           Section 7.2  Acquisition Proposals.(a)  From the date

hereof until the termination hereof, the Company and the Company

Subsidiaries will not, and will cause their respective officers,

directors, employees or other agents not to, directly or indirectly,

(i) take any action to solicit, initiate or encourage any Acquisition

Proposal (as hereinafter defined), (ii) waive any provision of any standstill or similar agreements entered into by the Company or the

Company Subsidiaries, or (iii) engage in negotiations with, or disclose any nonpublic information relating to the Company or Company

Subsidiaries, respectively, or afford access to their respective properties, books or records to any person that may be considering making, or has made, an Acquisition Proposal.  Nothing contained in this Section 7.2 shall prohibit the Company and its Board of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the

Exchange Act, or (ii) furnishing information to, or entering into negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger,

consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) such Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the Board of

Directors to comply with its fiduciary duties to shareholders or stockholders imposed by law), the Company keeps Parent informed of the status (but not the terms) of any such negotiations or discussions.

           (b)  The term "Acquisition Proposal" as used herein means

any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any Company

Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, any such party, other than the transactions contemplated by this Agreement.

           Section 7.3  Registration Statement.  As promptly as

practicable, Parent and the Company shall cooperate and promptly prepare and file with the SEC the Information Statement and Parent shall prepare and file with the SEC the Registration Statement

(collectively, such Information Statement and Registration Statement,

being the "Information Statement/Prospectus").  Parent shall use its reasonable best efforts, and the Company will cooperate with Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable.  Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto.  The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent reasonably may request in connection with such Information Statement/Prospectus and issuance of the Parent

Shares hereunder.  Parent agrees that the Information

Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof through twenty (20) business days thereafter,

or, in the case of the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for use in the Information Statement/Prospectus.  The

Company agrees that the information provided by it for inclusion in the

Information Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof through twenty (20) business days thereafter, or, in the case of information provided by the Company for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as otherwise required by law, no amendment or supplement to the Information Statement/Prospectus will be made by Parent or the Company without the approval of the other party,

which approval will not be unreasonably withheld.  Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Information

Statement/Prospectus or
the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

           Section 7.4  Listing Application.  Parent shall promptly

prepare and submit to each of the New York Stock Exchange and Pacific

Stock Exchange a listing application covering the Parent Shares to be issued in connection with the Merger and this Agreement, and shall use its reasonable best efforts to obtain, prior to the Effective Time,

approval for the listing of such Parent Shares, subject to official notice of issuance.

           Section 7.5  Information Statement and Stockholder

Approval.

           (a)  The Company, acting through its Board of Directors,

shall, in accordance with applicable law and its Certificate of

Incorporation and By-Laws (i) promptly and duly, give notice of, as soon as practicable following the date upon which the Registration

Statement becomes effective, mail to stockholders of the Company the

Information Statement/Prospectus in accordance with the requirements of the DGCL and Regulation 14C of the Exchange Act and take all lawful action necessary to provide notification of the written consent of stockholders of the Company of the approval of the Merger as contemplated by Section 7.1(b) hereof.

           (b)  Promptly hereafter, but in no event later than ten

(10) days after the execution of this Agreement by the parties hereto,

stockholders representing the requisite number of Shares necessary to approve the Merger will deliver written consents in accordance with

Section 228 of the DGCL.

           Section 7.6  Filings; Other Action.  Subject to the terms

and conditions herein provided, as promptly as practicable, the

Company, Parent and Sub shall:  (i) promptly make all filings and submissions under the HSR Act as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in

(A) determining which filings are required to be made prior to the

Effective Time with, and which material consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states or District of Columbia, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents,

approvals, permits or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement.  In connection with the foregoing, the Company will provide Parent and Sub,

and Parent and Sub will provide the Company, with copies of

correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its

representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand,

with respect to this Agreement and the transactions contemplated hereby. Each of Parent
and the Company acknowledge that certain actions may be necessary  with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Parent and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances,

approvals, waivers or third party actions, except where such consequence, event or occurrence would have a Parent Material Adverse

Effect or Company Material Adverse Effect, as the case may be.

           Section 7.7  Public Announcements.  Parent and Sub, on the

one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

           Section 7.8  Company Indemnification Provision.  Parent

agrees that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively,

the "Indemnified Parties") as provided in the Company's Certificate of

Incorporation or By-Laws or the certificate or articles of

incorporation, by-laws or similar organizational documents of any of the Company Subsidiaries as in
effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the

Effective Time shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Party against both the Company and

Parent (which shall also directly assume such obligations at the

Effective Time).  Parent shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company

(provided that Parent may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective

Time, provided that in no event shall Parent or the Surviving

Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 7.8 any amount per annum in excess of

200% of the aggregate premiums paid in 1994 on an annualized basis for such purpose.  In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated.  The provisions of this Section 7.8 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

           Section 7.9  Registration Statement for Securities Act

Affiliates.  Parent shall enter into a Registration Rights Agreement substantially in the form attached as Exhibit B, providing for the registration under the Securities Act covering the Parent Shares receivable by Securities Act Affiliates (as therein defined), which registration statement will permit such Securities Act Affiliates and their partners, shareholders, beneficiaries or other similar persons to whom they may distribute Parent Shares through a dividend, partnership distribution or other similar distribution (collectively, the

"Distributees") to sell such Parent Shares.

           Section 7.10  Certain Benefits.

           (a)  From and after the Effective Time, subject to

applicable law and except as contemplated hereby, Parent and the Parent

Subsidiaries will honor, in accordance with their terms, all Company

Plans; provided, however, that nothing herein shall preclude any change effected on a prospective basis in any Company  Plan from and after the

Effective Time. Parent and the Parent Subsidiaries will provide benefits to employees of the Company and the Company Subsidiaries who become employees of Parent and the Parent Subsidiaries or continue after the Effective Time as employees of the Company or the Company

Subsidiaries which will, in the aggregate, be no less favorable than those provided to other similarly situated employees of Parent and the

Parent Subsidiaries
from time to time.  With respect to the Parent Plans, Parent and the

Surviving Corporation shall grant all employees of the Company and the

Company Subsidiaries from and after the Effective Time credit for all service with the Company and the Company Subsidiaries, their affiliates and predecessors prior to the Effective Time for all purposes for which such service was recognized by the Company and the Company

Subsidiaries.  To the extent the Parent Plans provide medical or dental welfare benefits after the Effective Time, such plans shall waive any pre-existing conditions and actively-at-work  exclusions and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under deductible, coinsurance and maximum out-of-pocket provisions.

           (b)   Parent agrees that it will cause the Company to

comply with the WARN Act, to the extent applicable to the Company and its subsidiaries, in connection with actions taken after the Effective

Time.

           (c)  The provisions of this Section 7.10 shall survive the consummation of the Merger.

           Section 7.11  Directors of Parent.  Prior to the date of

the mailing of the Information Statement/Prospectus, the Company shall nominate three persons who are acceptable to Parent in its reasonable judgment to serve as directors of Parent in accordance with the policies for directors of Parent and Parent shall take such action as is necessary to cause such persons to become directors of Parent effective as of the Effective Time.

           Section 7.12  Special Dividend.  Notwithstanding anything

contained in this Merger Agreement to the contrary, the Board of

Directors of the Company on or prior to Closing shall declare a special dividend of $.10 per share payable to holders of Shares on or prior to the Effective Time.  Payment of such dividend, which shall be made by the Company's transfer agent in accordance with the requirements of applicable law and subject to the rules of the New York Stock Exchange and the SEC, may be funded from the Company's available cash or borrowings under the Company's Revolving Credit Agreement.

           Section 7.13  Additional Agreements.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements, to effect all necessary registrations and filings and to obtain all necessary financing.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and the Company shall take all such necessary action.

                           ARTICLE VIII

             CONDITIONS TO CONSUMMATION OF THE MERGER

           Section 8.1  Conditions to Each Party's Obligation to

Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the

Effective Time of the following conditions:

           (a)  Any waiting period applicable to the consummation of

the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or

Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

           (b)  The Registration Statement shall have become

effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration

Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

           (c)  This Agreement and the transactions contemplated

hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company respectively in accordance with and subject to applicable law and twenty (20) business days shall have passed since the mailing of the Information Statement/Prospectus to the

Company's stockholders.

           (d)  No statute, rule, regulation, executive order,

decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority which prohibits, restrains,

enjoins or restricts the consummation of the Merger.

           (e)  Each of the Company and Parent shall have obtained

such permits, authorizations, consents, or approvals, required by the

Governmental Requirements to consummate the transactions contemplated hereby.

           Section 8.2  Conditions to Obligation of the Company to

Effect the Merger.  The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

           (a)  Each of Parent and Sub shall have performed in all

material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the

representations and warranties of Parent and Sub contained in this

Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as contemplated by the Parent Disclosure Letter or this Agreement, and the

Company shall have received a certificate of the Chairman of the Board,

the President, an Executive Vice President, a Senior Vice President or

the Chief Financial Officer of Parent as to the satisfaction of this condition.

           (b)  The Company shall have received a "comfort" letter

from KPMG Peat Marwick, L.L.P., Parent's independent accountants, dated the Effective Time and addressed to the Company, of the kind contemplated by the Statement on Auditing Standards with respect to

Letters to Underwriters promulgated by the American Institute of

Certified Public Accountants (the "AICPA Statement"), in form reasonably acceptable to the Company, in connection with the procedures undertaken by KPMG Peat Marwick, L.L.P., with respect to the financial statements of Parent included in the Registration Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the

Merger.

           (c)  From the date of this Agreement through the Effective

Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Parent and the Parent

Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Parent Material Adverse Effect, other than any such change that affects both Parent and the Company in a substantially similar manner.

           (d)  The Company shall have received an opinion from Scott

M. Brown, Senior Vice President, Secretary and General Counsel of

Parent, or from Skadden, Arps, Slate, Meagher & Flom, special counsel to Parent, dated the Effective Time, in substantially the form set forth as Exhibit C hereto.  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware
corporate law, such counsel may rely upon the certificates of officers and directors of Parent and Sub and of public officials and opinions of local counsel, reasonably acceptable to the Company.

           (e)  The listing application referred to in Section 7.4

shall have been approved by the New York Stock Exchange and the registration statement referred to in Section 7.9 hereof shall have been declared effective and no stop order shall have been issued with respect thereto.

           Section 8.3  Conditions to Obligations of Parent and Sub to

Effect the Merger.  The obligations of Parent and Sub to effect the

Merger shall be subject to the satisfaction at or prior to the

Effective Time of the following additional conditions:

           (a)  The Company shall have performed in all material

respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective

Time as if made at and as of such time, except as contemplated by the

Company Disclosure Letter or this Agreement, and Parent and Sub shall have received a Certificate of the Chairman of the Board, the

President, an Executive Vice President, Senior Vice President or the

Chief

Financial Officer of the Company as to the satisfaction of this condition.

           (b)  Parent and Sub shall have received a letter from

Price Waterhouse & Co., the Company's independent accountants, dated the Effective Time and addressed to Parent and Sub, in form and substance reasonably satisfactory to Parent in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company

Subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the

Merger.

           (c)  Parent and Sub shall have received an opinion from

Thomas J. Sabatino, Jr., General Counsel of the Company, or from Neal

Gerber & Eisenberg, special counsel to the Company, dated the Effective

Time, in substantially the form set forth as Exhibit D hereto.  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials and opinions of local counsel, reasonably acceptable to Parent and Sub.

           (d)  From the date of the Agreement through the Effective

Time, there should not have occurred any change in the financial condition, business, operations or prospects of the Company and the

Company's Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect, other than any such change that affects both the Company and Parent in a substantially similar manner.



                            ARTICLE IX

                 TERMINATION, AMENDMENT AND WAIVER

           Section 9.1  Termination by Mutual Consent.  This Agreement

may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company by mutual written consent of Parent and the Company.

           Section 9.2  Termination by Either Parent or the Company.

This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a)

the Merger shall not have been consummated on or before May 31, 1995,

or (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this

Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all reasonable efforts to remove such injunction, order or decree.

           Section 9.3  Termination by the Company.  This Agreement

may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section

7.5(b), by action of the Board of Directors of the Company, if (a) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of the Company determines that such termination is required by reason of an

Acquisition Proposal having been made to it, or (b) there has been a breach by Parent or Sub of any representation or warranty contained in this Agreement which would have or would be likely to have a Parent

Material Adverse Effect, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to Parent or (d) Parent shall have been unable to obtain prior to the Effective Time financing to provide for consummation of the Merger other than as a result of a material breach by the Company of any representation or warranty contained in this Agreement, the nonsatisfaction of the condition contained in Section 8.3(d) or a material breach of any of the covenants or agreements set forth in this

Agreement on the part of the Company.

           Section 9.4  Termination by Parent.  This Agreement may be

terminated and the Merger may be abandoned at any time prior to the

Effective Time by action of the Board of Directors of Parent, if (a)

there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Company Material Adverse Effect, or (b)

there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Parent to the Company.

           Section 9.5  Effect of Termination and Abandonment.

           (a)  (i) If this Agreement is terminated by (A) the

Company pursuant to Sections 9.3 (b) through 9.3(d), then in any such event the Company shall be entitled to receive from Parent the

Termination Fee, and (ii) if this Agreement is terminated by (A) Parent pursuant to Sections 9.4(a) and 9.4(b), or (B) by the Company pursuant to Section 9.3(a), then in any such event Parent shall be entitled to receive from the Company the Termination Fee, provided in the case of a termination by the Company pursuant to Section 9.3(a) hereof, the

Termination Fee shall be reduced by the amount of any payments received by Parent under the Stockholder Voting and Profit Sharing Agreements.

If Parent has received payment under the Stockholder Voting and Profit

Sharing Agreement, the Company agrees to promptly reimburse in full the persons making such payments to Parent, but in any event such reimbursement shall not exceed $75,000,000.

           (b)  Within three business days following any termination

event described in Section 9.5(a) above, the party entitled to compensation thereunder shall receive a payment in the amount of

$75,000,000 (less any amount received by Parent under the

Stockholder Voting and Profit Sharing Agreement as of such date) in the event this Agreement is terminated pursuant to Section 9.3(a) or

$150,000,000 in the event this Agreement is terminated pursuant to any other termination event described in Section 9.5(a) above (the

"Termination Fee") from the party whose action or failure to take action shall have given rise to the right to such payment, it being understood and agreed by the parties hereto that the Termination Fee is intended to constitute liquidated damages, except in the case of fraud or a deliberate and wilful breach by a party hereto, since the actual amount of damages which would be sustained by a non-breaching party hereunder as a result of such termination is difficult, if not impossible, of ascertainment and that the agreement of the parties with regard to the payment of the foregoing sum as liquidated damages represents a good faith effort by each of the parties to establish the reasonable amount of restitution necessary to provide for recovery of all costs and expenses associated with efforts to consummate the

Merger, including, without limitation, opportunity costs.

           (c)  In the event of termination of the Agreement and the

abandonment of the Merger pursuant to this Article IX, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this Section 9.5 and except for the provisions of Sections

4.20, 5.21, 10.4 and 10.6, and the last sentence of Section 7.1 hereof.

                             ARTICLE X

                        GENERAL PROVISIONS

           Section 10.1  Survival of Representations, Warranties and

Agreements.  No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time.  This Section 10.1 shall not limit any covenant or agreement after the Effective Time.

           Section 10.2  Notices.  All notices, claims, demands and

other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b)

confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

           (a)  If to Parent or Sub, to:
                National Medical Enterprises, Inc.
                2700 Colorado Boulevard
                Santa Monica, California  90404

                Attention:  General Counsel

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom
                300 South Grand Avenue, Suite 3400
                Los Angeles, California  90071

                Attention:  Brian J. McCarthy

           (b)  if to the Company, to:

                American Medical Holdings, Inc.
                14001 Dallas Parkway
                Dallas, Texas  75240

                Attention:  General Counsel

                with a copy to:

                Neal, Gerber & Eisenberg
                Two LaSalle Street
                Chicago, Illinois  60602

                Attention:  Charles Gerber

           Section 10.3  Descriptive Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           Section 10.4  Entire Agreement;  Assignment.  This

Agreement (including the Exhibits, Parent Disclosure Letter, Company

Disclosure Letter and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than that certain confidentiality letter agreement between the parties dated June 2,

1994, as thereafter supplemented by letter dated August 25, 1994, which are hereby incorporated by reference herein), both written and oral among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Sub may assign its rights
and obligations hereunder to a direct or indirect subsidiary of Parent,

but no such assignment shall relieve Parent or Sub, as the case may be,

of its obligations hereunder.

           Section 10.5  Governing Law.  This Agreement shall be

governed by and construed in accordance with the laws of the State of

Delaware without giving effect to the provisions thereof relating to conflicts of law.

           Section 10.6  Expenses.  Whether or not the Merger is

consummated, all costs and expenses incurred in connection with this

Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Information

Statement/Prospectus, as well as the filing fee relating to the

Registration Statement, will be shared equally by Parent and the

Company.

           Section 10.7  Amendment.  This Agreement may be amended by action taken by Parent, Sub and the Company at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, no amendment shall be made which alters the Merger

Consideration or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           Section 10.8  Waiver.  At any time prior to the Effective

Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

           Section 10.9  Counterparts; Effectiveness.  This Agreement

may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  This Agreement shall become effective with each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

           Section 10.10  Severability; Validity; Parties in Interest.

If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Except as provided in Section 7.8 and the last sentence of Section

9.5(a) hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

           Section 10.11  Enforcement of Agreement.  The parties

hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court,

this being in addition to any other remedy to which they are entitled at law or in equity.

           IN WITNESS WHEREFORE, each of Parent, Sub and the Company

has caused this Agreement to be executed on its behalf by its officers thereunder to duly authorized, all as of the date first above written.



                                 NATIONAL MEDICAL ENTERPRISES, INC.


                                 By:  /s/ Jeffrey Barbakow
                                      Name:  Jeffrey Barbakow
                                      Title: Chairman and Chief
                                             Executive Officer


                                 AMH ACQUISITION CO.


                                 By:  /s/ Jeffrey Barbakow
                                      Name:  Jeffrey Barbakow
                                      Title: Chairman and Chief
                                             Executive Officer


                                 AMERICAN MEDICAL HOLDINGS, INC.


                                 By:  /s/ Robert W. O'Leary
                                      Name:  Robert W. O'Leary
                                      Title: Chairman and Chief
                                             Executive Officer

                             TABLE OF CONTENTS


                                                                       Page


ARTICLE I         THE MERGER  . . . . . . . . . . . . . . . . . . . . .   1

      Section 1.1 The Merger  . . . . . . . . . . . . . . . . . . . . .   1
      Section 1.2 Effective Time of the Merger  . . . . . . . . . . . .   2

ARTICLE II        THE SURVIVING CORPORATION . . . . . . . . . . . . . .   2

      Section 2.1 Certificate of Incorporation  . . . . . . . . . . . .   2
      Section 2.2 By-Laws . . . . . . . . . . . . . . . . . . . . . . .   2
      Section 2.3 Directors and Officers of Surviving Corporation . . .   3

ARTICLE III CONVERSION OF SHARES  . . . . . . . . . . . . . . . . . . .   3

      Section 3.1 Merger Consideration  . . . . . . . . . . . . . . . .   3
      Section 3.2 Exchange of Certificates Representing Shares  . . . .   5
      Section 3.3 Dividends . . . . . . . . . . . . . . . . . . . . . .   7
      Section 3.4 No Fractional Securities  . . . . . . . . . . . . . .   8
      Section 3.5 Closing of Company Transfer Books . . . . . . . . . .   8
      Section 3.6 Unclaimed Amounts . . . . . . . . . . . . . . . . . .   9
      Section 3.7 Lost Certificates . . . . . . . . . . . . . . . . . .   9
      Section 3.8 Dissenting Shares . . . . . . . . . . . . . . . . . .  10
      Section 3.9 Closing . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT  . . . . . . . . .  11

      Section 4.1 Organization  . . . . . . . . . . . . . . . . . . . .  11
      Section 4.2 Capitalization; Registration Rights . . . . . . . . .  12
      Section 4.3 Subsidiaries  . . . . . . . . . . . . . . . . . . . .  14
      Section 4.4 Material Investments  . . . . . . . . . . . . . . . .  15
      Section 4.5 Authority Relative to this Agreement  . . . . . . . .  17
      Section 4.6 Consents and Approvals; No Violations . . . . . . . .  17
      Section 4.7 Parent SEC Reports  . . . . . . . . . . . . . . . . .  19
      Section 4.8 Absence of Certain Changes or Events  . . . . . . . .  20
      Section 4.9 Litigation  . . . . . . . . . . . . . . . . . . . . .  21
      Section 4.10      Absence of Undisclosed Liabilities  . . . . . .  21
      Section 4.11      No Default  . . . . . . . . . . . . . . . . . .  22
      Section 4.12      Taxes . . . . . . . . . . . . . . . . . . . . .  23
      Section 4.13      Title to Certain Properties; Encumbrances . . .  25
      Section 4.14      Medicare Participation/Accreditation and
                        Recapture . . . . . . . . . . . . . . . . . . .  25
      Section 4.15      Labor Matters . . . . . . . . . . . . . . . . .  27
      Section 4.16      Employee Benefit Plans; ERISA . . . . . . . . .  28

      Section 4.17      Patents, Licenses, Franchises and Formulas  . .  34
      Section 4.18      Insurance . . . . . . . . . . . . . . . . . . .  34
      Section 4.19      Board Approvals; Opinion of Financial
                        Advisor . . . . . . . . . . . . . . . . . . . .  34
      Section 4.20      Brokers . . . . . . . . . . . . . . . . . . . .  35

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . .  35

      Section 5.1 Organization  . . . . . . . . . . . . . . . . . . . .  35
      Section 5.2 Capitalization  . . . . . . . . . . . . . . . . . . .  36
      Section 5.3 Subsidiaries  . . . . . . . . . . . . . . . . . . . .  37
      Section 5.4 Material Investments  . . . . . . . . . . . . . . . .  38
            Section 5.5 Authority Relative to This Agreement  . . . . .  40
      Section 5.6 Consents and Approvals; No Violations . . . . . . . .  41
      Section 5.7 Company SEC Reports . . . . . . . . . . . . . . . . .  42
      Section 5.8 Absence of Certain Changes or Events  . . . . . . . .  44
      Section 5.9       Litigation  . . . . . . . . . . . . . . . . . .  44
      Section 5.10      Absence of Undisclosed Liabilities  . . . . . .  44
      Section 5.11      No Default  . . . . . . . . . . . . . . . . . .  45
      Section 5.12      Taxes . . . . . . . . . . . . . . . . . . . . .  46
      Section 5.13      Title to Certain Properties; Encumbrances . . .  48
      Section 5.14      Compliance with Applicable Law  . . . . . . . .  48
      Section 5.15      Medicare Participation/Accreditation  and
                        Recapture . . . . . . . . . . . . . . . . . . .  48
      Section 5.16      Labor Matters . . . . . . . . . . . . . . . . .  50
      Section 5.17      Employee Benefit Plans; ERISA . . . . . . . . .  51
      Section 5.18      Patents, Licenses, Franchises and Formulas  . .  57
      Section 5.19      Insurance . . . . . . . . . . . . . . . . . . .  57
      Section 5.20      Board Approval; Opinion of
                        Financial Advisor . . . . . . . . . . . . . . .  57
      Section 5.21      Brokers . . . . . . . . . . . . . . . . . . . .  58

ARTICLE VI  CONDUCT OF BUSINESS PENDING THE MERGER  . . . . . . . . . .  58

      Section 6.1 Conduct of Business by the Company Pending the
                  Merger  . . . . . . . . . . . . . . . . . . . . . . .  58
      Section 6.2 Conduct of Business by Parent Pending the Merger  . .  61
      Section 6.3 Conduct of Business of Sub  . . . . . . . . . . . . .  63

ARTICLE VII ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . .  64

      Section 7.1 Access and Information  . . . . . . . . . . . . . . .  64
      Section 7.2 Acquisition Proposals . . . . . . . . . . . . . . . .  65
      Section 7.3 Registration Statement  . . . . . . . . . . . . . . .  67
      Section 7.4 Listing Application . . . . . . . . . . . . . . . . .  69
      Section 7.5 Information Statement and Stockholder
                        Approval  . . . . . . . . . . . . . . . . . . .  69

      Section 7.6 Filings; Other Action . . . . . . . . . . . . . . . .  70
      Section 7.7 Public Announcements  . . . . . . . . . . . . . . . .  71
      Section 7.8 Company Indemnification Provision . . . . . . . . . .  71
      Section 7.9 Registration Statement for Securities Act
                  Affiliates  . . . . . . . . . . . . . . . . . . . . .  73
      Section 7.10      Certain Benefits  . . . . . . . . . . . . . . .  73
      Section 7.11      Directors of Parent . . . . . . . . . . . . . .  74
      Section 7.12      Special Dividend  . . . . . . . . . . . . . . .  75
      Section 7.13      Additional Agreements . . . . . . . . . . . . .  75

ARTICLE VIII      CONDITIONS TO CONSUMMATION OF THE MERGER  . . . . . .  76

      Section 8.1 Conditions to Each Party's Obligation to Effect the
                  Merger  . . . . . . . . . . . . . . . . . . . . . . .  76
      Section 8.2 Conditions to Obligation of the Company to Effect
                  the Merger  . . . . . . . . . . . . . . . . . . . . .  77
      Section 8.3 Conditions to Obligations of Parent and Sub to
                  Effect the Merger . . . . . . . . . . . . . . . . . .  79

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . .  81

      Section 9.1 Termination by Mutual Consent . . . . . . . . . . . .  81
      Section 9.2 Termination by Either Parent or the Company . . . . .  81
      Section 9.3 Termination by the Company  . . . . . . . . . . . . .  81
      Section 9.4 Termination by Parent . . . . . . . . . . . . . . . .  82
      Section 9.5 Effect of Termination and Abandonment . . . . . . . .  83

ARTICLE X         GENERAL PROVISIONS  . . . . . . . . . . . . . . . . .  85

      Section 10.1      Survival of Representations, Warranties and
                        Agreements  . . . . . . . . . . . . . . . . . .  85
      Section 10.2      Notices . . . . . . . . . . . . . . . . . . . .  85
      Section 10.3      Descriptive Headings  . . . . . . . . . . . . .  86
      Section 10.4      Entire Agreement:  Assignment . . . . . . . . .  86
      Section 10.5      Governing Law . . . . . . . . . . . . . . . . .  87
      Section 10.6      Expenses  . . . . . . . . . . . . . . . . . . .  87
      Section 10.7      Amendment . . . . . . . . . . . . . . . . . . .  87
      Section 10.8      Waiver  . . . . . . . . . . . . . . . . . . . .  87
      Section 10.9      Counterparts; Effectiveness . . . . . . . . . .  88
      Section 10.10     Severability; Validity; Parties in
                        Interest  . . . . . . . . . . . . . . . . . . .  88
      Section 10.11     Enforcement of Agreement  . . . . . . . . . . .  89